SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[   ]           Soliciting Material under Rule 14a-12

YCG Funds
(Name of Registrant as Specified in its Charter)
__________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[   ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.  Date Filed:

YCG FUNDS
3207 Ranch Road 620 South, Suite 200
Austin, TX 78738

Notice of Special Meeting of Shareholders
Of YCG Enhanced Fund
To be Held March 14, 2016

To Shareholders of YCG Enhanced Fund:

We invite you to attend a special meeting of shareholders of YCG Enhanced Fund (the “Fund”), a series of YCG Funds (the “Trust”).  The Fund is managed by YCG, LLC (the “Adviser”).

The special meeting will be held on March 14, 2016, at 10:00 a.m., local time, at the offices of the Adviser, located at 3207 Ranch Road 620 South, Suite 200, Austin, Texas 78738.  As we describe in the accompanying proxy statement, the shareholders will vote to remove the Fund’s fundamental diversification policy, as the policy conflicts with the Fund’s stated intent to operate as a “non-diversified” fund, as such terms are defined under the Investment Company Act of 1940, as amended.  Since the Fund’s inception, the Fund’s prospectus and statement of additional information have prominently referred to the Fund as a “non-diversified” fund and disclosed the risks of a “non-diversified” fund.  Because the diversification policy is considered fundamental under federal securities laws, removing the policy requires shareholder approval.  If deemed advisable, shareholders will vote on a proposal to adjourn the special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the removal of the diversification policy.  Shareholders will also consider and act upon any other matters that properly come before the meeting and any adjourned or postponed session thereof.

The board of trustees of the Trust has fixed the close of business on February 22, 2016 as the record date for the determination of the shareholders of the Fund entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

We have enclosed a proxy card with this proxy statement.  Your vote is important, no matter how many shares you own.  Even if you plan to attend the special meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided, or complete your proxy by following the instructions supplied on the proxy card for voting by telephone or via the Internet.  You retain the right to revoke the proxy at any time before it is actually voted by delivering notice of such revocation to the Secretary of the Trust in open meeting or by filing with the Secretary of the Trust either a notice of revocation or a duly executed proxy bearing a later date.

We look forward to seeing you at the special meeting.

YCG FUNDS /s/ Brian Yacktman Brian Yacktman President
Austin, Texas
February 26, 2016

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on Monday, March 14, 2016: The Notice of Special Meeting of Shareholders, Proxy Statement, Proxy Card and copies of the Fund’s most recent annual and semi-annual reports to shareholders are available at https://www.proxyonline.com/docs/YCG2016.pdf.

FREQUENTLY ASKED QUESTIONS

Q:       Why have I received this proxy statement?

Our trustees have sent you this proxy statement, starting around February 26, 2016, to ask for your vote as a shareholder of the Fund.

Q:       What am I voting on?

If you owned shares of the Fund on the record date, February 22, 2016, you will vote on the removal of the Fund’s fundamental diversification policy, as the policy conflicts with the Fund’s stated intent to operate as a “non-diversified” fund, as such terms are defined under the Investment Company Act of 1940, as amended.  Since the Fund’s inception, the Fund’s prospectus and statement of additional information have prominently referred to the Fund as a “non-diversified” fund and disclosed the risks of a “non-diversified” fund. Because this policy is considered fundamental under federal securities laws, removing the policy requires shareholder approval.  If deemed advisable, shareholders will vote on a proposal to adjourn the special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the removal of the diversification policy.  Our trustees are not aware of any other matter that will be presented to you at the special meeting.

Q:       How may I vote my shares?

By mail.  You may vote by completing, dating and signing a proxy card and mailing it as soon as you can.  The shares of shareholders who complete and properly sign a proxy card and return it before the special meeting will be voted as directed by such shareholder at the special meeting and any adjournments or postponements of the special meeting.  The shares of a shareholder who properly signs and returns a proxy card, but does not specify how to vote, will be voted “FOR” the removal of the Fund’s fundamental diversification policy and “FOR” adjournment of the meeting.

By telephone or via the Internet.  Shareholders who hold their shares directly in their own names may vote by telephone or via the Internet by following the instructions supplied on the proxy card supplied by us.  Shareholders who hold their shares in “street name” through a bank, broker, nominee, fiduciary or other holder of record may also be able to vote their shares by telephone or via the Internet, as a large number of banks and brokerage firms are participating in programs that allow such methods of voting.  If a shareholder’s bank or brokerage firm is participating in programs that allow voting by telephone or via the Internet, then such bank or brokerage firm will provide the shareholder with instructions for voting by telephone or via the Internet.  If a shareholder votes by telephone or via the Internet, then such shareholder does not need to return the proxy card by mail.

In person. Written ballots will be available before the special meeting commences.  Shareholders who hold their shares in “street name” through a bank, broker, nominee, fiduciary or other holder of record must obtain a proxy, executed in such shareholder’s favor, from the record holder in order to vote their shares at the special meeting if they decide to attend in person.  However, shareholders who send in their proxy cards, and also attend the special meeting, do not need to vote again unless they wish to revoke their proxy.

Telephone and Internet voting procedures, if available, are designed to authenticate shareholders’ identities to allow shareholders to give their voting instructions and to confirm that their instructions have been properly recorded.

Q:       Who is entitled to vote?

If you owned shares of the Fund as of the close of business on the record date, February 22, 2016, then you are entitled to vote.  You will be entitled to one vote per share for each share you own on the record date.

Q:       Do I need to attend the special meeting in order to vote?

No.  You can vote either in person at the special meeting, by completing and mailing the enclosed proxy card or by voting by telephone or via the Internet, as instructed on the proxy card.

Q:       How will proxies be solicited and tabulated?

The expense of preparing, printing and mailing this Proxy Statement and enclosures and the costs of soliciting proxies on behalf of the trustees will be borne by the Adviser (YCG, LLC).  Proxies will be solicited by mail and may be solicited in person or by telephone, facsimile or other electronic means by officers of the Trust, by personnel of the Adviser, by the Fund’s transfer agent, U.S. Bancorp Fund Services, LLC, by broker-dealer firms or by a professional solicitation organization.  The Fund has engaged AST Fund Solutions, LLC (“AST”), a proxy solicitation firm, to assist in the solicitation.  The estimated fees anticipated to be paid to AST are approximately $5,000.  The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited in person, or by telephone, by facsimile or other electronic means, will be borne by the Adviser.  A written proxy may be delivered to the Fund prior to the meeting by facsimile machine, graphic communication equipment or other electronic transmission.  Banks, broker-dealer firms, and other entities or persons holding shares registered in their names or in the names of their nominees, will be reimbursed for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

If the Fund records votes by telephone, it will use procedures designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded.  If the enclosed proxy card is executed and returned, or a telephonic vote is delivered, that vote may nevertheless be revoked at any time prior to its use by written notification received by the Fund, by the execution of a later-dated proxy card, by the Fund’s receipt of a subsequent valid telephonic vote, or by attending the meeting and voting in person.

All proxy cards solicited by the board of trustees that are properly executed and telephone votes that are properly delivered and received by the Fund prior to the meeting, and which are not revoked, will be voted at the meeting.  Shares represented by such proxies will be voted in accordance with the instructions thereon.  If no specification is made on the proxy card with respect to the proposal, it will be voted “FOR” the matters specified on the proxy card.  For purposes of determining the presence or absence of a quorum and for determining whether sufficient votes have been received for approval of any matter to be acted upon at the meeting, abstentions and broker non-votes (namely, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present at the meeting, but which have not been voted.  Approval of the proposal to remove the Fund’s diversification policy will occur only if a sufficient number of votes are cast “FOR” that proposal.  Abstentions and broker non-votes do not constitute a vote “FOR” and effectively result in a vote “AGAINST”.  With respect to the proposal to adjourn, there will be no broker non-votes and abstentions will have no effect on the outcome of the proposal.

Q:       How many shares of the Fund’s are entitled to vote?

As of the record date, the number of shares of the Fund that were entitled to vote at the special meeting were 7,409,476 shares.

Q:       What happens if the special meeting is adjourned?

The special meeting could be adjourned if, for example, a quorum does not exist or if sufficient votes to approve the proposal are not received.  If the special meeting is adjourned, then it will be reconvened at the same or some other place, to be announced at the meeting at which the adjournment is taken.  At the adjourned special meeting, any business may be transacted that might have been transacted at the original special meeting.  All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Q:       What happens if the shareholders fail to approve the removal of the fundamental policy?

If the shareholders fail to approve the removal of the Fund’s fundamental policy that states the Fund will function as a diversified fund, then the Fund will operate as a diversified fund.  The board of trustees will also explore other options available to the Fund, such as resubmitting the proposal for approval, taking into consideration the best interests of the Fund’s shareholders.

Q:       What constitutes a quorum?

A “quorum” refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business.  With respect to the proposal to remove the Fund’s diversification policy, a quorum is present with respect to the Fund if one-third of the shares entitled to be cast are present in person or by proxy.  Approval of the proposal to adjourn the special meeting requires a majority of the votes properly cast upon the question of adjournment, whether or not a quorum is present.

Q:       What happens if I sign and return my proxy card but do not mark my vote?

Brian A. Yacktman, William D. Kruger and H. Elliott Savage, as proxies, will vote your shares to approve the removal of the Fund’s fundamental policy that states the Fund will function as a diversified fund and to approve any adjournment.

Q:       May I revoke my proxy?

Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering notice of such revocation to the Secretary of the Trust in open meeting or in writing by filing with the Secretary of the Trust either a notice of revocation or a duly executed proxy bearing a later date.  Presence at the special meeting by a shareholder who has signed a proxy does not itself revoke the proxy.

Q:       Who will count the votes?

A representative of AST will tabulate the votes and Peter D. Fetzer of Foley & Lardner LLP will act as inspector of election.

Q:       How can I obtain a copy of the annual report?

You may request a copy of the latest annual report and the latest semi-annual report for the Fund by writing to YCG Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701, or by calling 855-444-YCGF (9243).  We will furnish these copies free of charge.

PROPOSAL TO REMOVE FUNDAMENTAL POLICY ON DIVERSIFICATION

Background

The Investment Company Act of 1940, as amended (the “1940 Act”), requires each investment company to recite in its registration statement its status as either a “diversified” or “non-diversified” fund.  A diversified fund under the 1940 Act is required to have a fundamental policy that it may not with respect to 75% of its assets (1) invest more than 5% of its assets in any one issuer, except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (“U.S. Government Securities”) and except securities of other investment companies (the “5% Limitation”), or (2) own more than 10% of the outstanding voting securities of any one issuer, except U.S. Government Securities and except securities of other investment companies (the “10% Limitation”).

On the other hand, a non-diversified fund is subject to the diversification requirements of the Internal Revenue Code of 1986, as amended (the “Code”).  As a result, a non-diversified fund may not with respect to 50% of its assets (versus 75% of the assets of a diversified fund) exceed the 5% Limitation or the 10% Limitation.  (The Code restricts both diversified funds and non-diversified funds from investing more than 25% of their total assets in the securities of any one issuer.)  Because a fund that is non-diversified (meaning that compared to a diversified fund, a non-diversified fund may invest a greater percentage of its assets in a more limited number of issuers), a non-diversified fund’s shares may be more susceptible to adverse changes in the value of a particular security than would be the shares of a diversified fund.  Thus, a non-diversified fund may be more volatile because each stock in which it invests may have greater impact on the fund’s performance.

Since the Fund’s inception, the Fund’s prospectus and statement of additional information have prominently referred to the Fund as a “non-diversified” fund and disclosed the risks of a “non-diversified” fund.  However, the Fund’s fundamental policies include a diversification policy that provides that the Fund will not purchase “the securities of any issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities), if, as a result, as to 75% of the Fund’s total assets, more than 5% of its net assets would be invested in the securities of one issuer or the Fund would hold more than 10% of the outstanding voting securities of any one issuer.”  If this proposal is approved, this fundamental policy of the Fund will be removed.

Required Vote for Proposal

The Fund’s fundamental investment policy on diversification set forth above may not be removed without shareholder approval.  Therefore, shareholders of the Fund are being asked to approve removing this fundament policy.  Removal of the Fund’s diversification policy requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which term as used in this Proxy Statement means the vote of the lesser of (a) more than 50% of the outstanding shares of the Fund, or (b) 67% of the shares of the Fund present at the meeting if holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy at the meeting.

Approval of the proposal to remove the Fund’s diversification policy will occur only if a sufficient number of votes are cast “FOR” that proposal.  Abstentions and broker non-votes do not constitute a vote “FOR” and effectively result in a vote “AGAINST”.

If the shareholders fail to approve the removal of the Fund’s fundamental policy that states the Fund will function as a diversified fund, then the Fund will operate as a diversified fund.  Based on the Fund’s portfolio holdings as of January 31, 2016, the Fund had 5 positions where it exceeds the 5% Limitation, and, if the Fund had to operate as a diversified fund, the Fund would have to reduce 2 positions and invest in other securities.  The board of trustees will also explore other options available to the Fund, such as resubmitting the proposal for approval, taking into consideration the best interests of the Fund’s shareholders.

The board of trustees recommends that the shareholders of the Fund vote FOR the proposal to remove the Fund’s diversification policy.  Unless marked to the contrary, proxies received will be voted “FOR” the proposal to remove the Fund’s diversification policy.

PROPOSAL TO ADJOURN MEETING

If deemed advisable by the Fund, shareholders are also being asked to vote on a proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the adjournment to establish a quorum or approve the removal of the Fund’s diversification policy.  Any business that might have been transacted at the special meeting may be transacted at any such adjourned session(s) at which a quorum is present.  Approval of the proposal to adjourn the special meeting requires a majority of the votes properly cast upon the question of adjournment, whether or not a quorum is present.  The special shareholder meeting may be held as adjourned without further notice unless a new record date of the adjourned meeting is fixed.  Notice of any such adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the Fund’s charter documents.

With respect to the proposal to adjourn, there will be no broker non-votes and abstentions will have no effect on the outcome of the proposal.

The board of trustees recommends that the shareholders of the Fund vote FOR the proposal to adjourn.  Unless marked to the contrary, proxies received will be voted “FOR” the proposal to adjourn.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The persons who held of record more than 5% of the outstanding shares of any class of shares of the Fund as of February 22, 2016 are set forth below.  As of February 22, 2016, officers and trustees of the Fund, as a group, owned 8.35% of outstanding shares of the Fund.  To the knowledge of the Fund, no other person owns (of record or beneficially) 5% or more of the outstanding shares of any class of shares of the Fund.

Name and Address of Owner	Number of Shares Owned	Percentage Ownership

Charles Schwab & Co., Inc. Special Custody A/C FBO Customers Attn Mutual Funds 211 Main St. San Francisco, CA 94105-1905	1,707,008*	23.04%
Donald A. Yacktman Jr & Marcie S. Yacktman JTWROS c/o YCG, LLC 3207 Ranch Road 620 South, Suite 200 Austin, TX 78738	759,438	10.25%
Mark B. Lynn & Jennifer A. Lynn JTWROS c/o YCG, LLC 3207 Ranch Road 620 South, Suite 200 Austin, TX 78738	723,682	9.77%
Brian A. Yacktman & Natasha C. Yacktman JTWROS c/o YCG, LLC 3207 Ranch Road 620 South, Suite 200 Austin, TX 78738	518,617	7.00%
Robert A. Yacktman & Nicole E.C. Yacktman JTWROS c/o YCG, LLC 3207 Ranch Road 620 South, Suite 200 Austin, TX 78738	514,461	6.94%

Michael A. Yacktman & Kimberly A. Yacktman TEN COM c/o YCG, LLC 3207 Ranch Road 620 South, Suite 200 Austin, TX 78738	383,164	5.17%
________
* The shares owned by Charles Schwab & Co., Inc. were owned of record only.

INVESTMENT ADVISER, ADMINISTRATOR AND PRINCIPAL UNDERWRITER

YCG, LLC, 3207 Ranch Road 620 South, Suite 200, Austin, Texas 78738, serves as investment adviser to the Fund.  The Adviser is owned and controlled by Mr. Brian A. Yacktman, Mr. William D. Kruger and Mr. H. Elliott Savage.  Mr. Kruger is the Chief Executive Officer of the Adviser.  Mr. Yacktman is the Chief Investment Officer of the Adviser.  Subject to the general supervision and control of the board of trustees, the Adviser makes investment decisions for the Fund.  The Adviser is a privately held limited liability company that is registered as an investment adviser with the Securities and Exchange Commission.

U.S. Bancorp Fund Services, LLC (“USBFS”), located at P.O. Box 701, Milwaukee, Wisconsin 53201, serves as the administrator of the Fund.  USBFS supervises all aspects of the administrative operation of the Fund.

Quasar Distributors, LLC (“Quasar”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202 serves as the Fund’s principal underwriter and national distributor for the shares of the Fund pursuant to a Distribution Agreement.  Quasar is registered as a broker-dealer and is a member of the Financial Industry National Regulatory Agency.  The offering of the Fund’s shares is continuous.

RECEIPT OF SHAREHOLDER PROPOSALS

Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in our proxy materials for a particular meeting of shareholders.  One of these conditions relates to the timely receipt by us of any such proposal.  Since we do not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by us a reasonable time before the solicitation of proxies for the meeting is made.  The fact that we receive a shareholder proposal in a timely manner does not ensure its inclusion in our proxy materials since there are other requirements in the proxy rules relating to such inclusion.

ADDITIONAL INFORMATION

The trustees know of no other matters that may come before the special meeting.  If any other matters properly come before the special meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.

******

You may request a copy of the latest annual report and the latest semi-annual report for the Fund by writing to YCG Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701, or by calling 855-444-YCGF (9243).  We will furnish these copies free of charge.

YCG FUNDS /s/ Brian Yacktman Brian Yacktman President

Austin, Texas
February 26, 2016

YCG FUNDS

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SHAREHOLDER REGISTRATION FIELD

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial (888) 227-9349 (toll free) to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free (866) 864-7964 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 123456789101

YCG ENHANCED FUND

The undersigned hereby appoints as proxy Brian A. Yacktman, William D. Kruger and H. Elliott Savage, and each of them (with power of substitution), to vote all shares of the undersigned in the YCG Enhanced Fund (the "Fund") at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, March 14, 2016, at the offices of YCG, LLC, located at 3207 Ranch Road 620 South, Suite 200, Austin, Texas 78738, and any adjournment(s) or postponement(s) thereof ("Special Meeting"), with all the power the undersigned would have if personally present.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (866) 864-7964. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern time.

YCG ENHANCED FUND

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED Please sign exactly as name appears at left. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

____
SIGNATURE (AND TITLE IF APPLICABLE) DATE

____
SIGNATURE (IF HELD JOINTLY) DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF YCG FUNDS.

The shares represented by this proxy will be voted as instructed. **Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote FOR all proposals, and to grant discretionary power to vote upon such other business as may properly come before the Special Meeting.**

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. To approve the removal of the Fund's fundamental diversification policy.	○	○	○
2. To approve the adjournment of the special meeting to permit further solicitation of proxies.	○	○	○

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

THANK YOU FOR VOTING

TAG ID: BAR CODE CUSIP: